EXCHANGE AGREEMENT


                                     Between

                              OXFORD CAPITAL CORP.



                             CREST OUTSOURCING, INC.

                                       And

                                 THE SHAREHOLDER


                             Dated February 14, 1997















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                               TABLE OF CONTENTS
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ARTICLES                                                                  PAGE
--------                                                                  ----
ARTICLE 1         REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CREST
                  OUTSOURCING, INC.
                  Sections
                  --------

                  1.01        Organization                                   1
                  1.02        Capitalization                                 2
                  1.03        Subsidiaries and Predecessor Corporation       2
                  1.04        Financial Statements                           2
                  1.05        Information                                    3
                  1.06        Options and Warrants                           3
                  1.07        Absence of Certain Changes or Events           3
                  1.08        Title and Related Matters                      5
                  1.09        Litigation and Proceeding                      5
                  1.10        Contracts                                      5
                  1.11        Material Contracts Default                     6
                  1.12        No Conflict With Other Instruments             6
                  1.13        Governmental Authorizations                    6
                  1.14        Compliance With Laws and Regulations           7
                  1.15        Approval of Agreement                          7
                  1.16        Material Transactions of Affiliations          7
                  1.17        Labor Relations                                7
                  1.18        Crest Outsourcing, Inc., Schedules             7

ARTICLE II        REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE
                  SHAREHOLDERS

                  2.01        Ownership of Crest Outsourcing, Inc., shares.  9

ARTICLE III       REPRESENTATIONS, COVENANTS, AND WARRANTIES OF OXFORD

                  Sections
                  --------

                  3.01        Organization                                  10
                  3.02        Capitalization                                10
                  3.03        Subsidiaries                                  10
                  3.04        Financial Statements                          10
                  3.05        Information                                   12
                  3.06        Options and Warrants                          12
                  3.07        Absence of Certain Changes or Events          12
                  3.08        Title and Related Matters                     13
                  3.09        Litigation and Proceedings                    13
                  3.10        Contracts                                     14
                  3.11        No Conflict With Other Instruments            14
                  3.12        Governmental Authorities                      14


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ARTICLES                                                                  PAGE
--------                                                                  ----

                  3.13        Compliance With Laws and Regulations          14
                  3.14        Insurance                                     14
                  3.15        Approval of Agreement                         14
                  3.16        Continuity of Business Enterprises            14
                  3.17        Material Transactions or Affiliations         15
                  3.18        Employment Matters                            15
                  3.19        Oxford Schedules                              15

ARTICLE IV        PLAN OF EXCHANGE

                  Sections
                  --------

                  4.01        The Exchange                                  16
                  4.02        Anti-Dilution                                 17
                  4.03        Closing                                       17
                  4.04        Closing Events                                17
                  4.05        Termination                                   17

ARTICLE V         SPECIAL COVENANTS

                  Sections
                  --------

                  5.01        Stockholder Meeting of Oxford                 19
                  5.02        Access to Properties and Records              19
                  5.03        Delivery of Books and Records                 19
                  5.04        Special Covenants and Representations
                              Regarding the Exchanged Oxford Stock          19
                  5.05        Third Party Consents and Certificates         20
                  5.06        Actions Prior to Closing                      20
                  5.07        Sales Under Rules 144 or 145, If Applicable   21
                  5.08        Indemnification                               22

ARTICLE VI        CONDITIONS PRECEDENT TO OBLIGATIONS OF OXFORD

                  Sections
                  --------

                  6.01        Accuracy of Representations                   22
                  6.02        Officer's Certificates                        22
                  6.03        No Material Adverse Change                    23
                  6.04        Good Standing                                 23
                  6.05        Officer and Director Questionnaires           23
                  6.06        Other Items                                   23


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ARTICLE VII       CONDITIONS PRECEDENT TO OBLIGATIONS OF CREST OUTSOURCING, INC.

                  Sections
                  --------

                  7.01        Accuracy of Representation                    24
                  7.02        Stockholder Approval                          24
                  7.03        Officer's Certificate                         24
                  7.04        No Material Adverse Change                    24
                  7.05        Good Standing                                 24
                  7.06        No Action by SEC                              24
                  7.07        Other Items                                   25

ARTICLE VIII      MISCELLANEOUS

                  Sections
                  --------

                  8.01        Brokers                                       25
                  8.02        Governing Law                                 25
                  8.03        Notices                                       25
                  8.04        Attorney's Fees                               27
                  8.05        Confidentiality                               27
                  8.06        Schedules, Knowledge                          27
                  8.07        Third Party Beneficiaries                     27
                  8.08        Entire Agreement                              27
                  8.09        Survival; Termination                         27
                  8.10        Counterparts                                  28
                  8.11        Amendment or Waiver                           28

EXHIBITS

Exhibit "A"
Letter of Representation
Oxford Schedules
Crest Outsourcing, Inc. Schedules


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                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (hereinafter referred to as the "Agreement"), is entered into as of this 14th day of February, 1997, by and among Oxford Capital Corp., a Nevada corporation (hereinafter referred to as "Oxford"); Crest Outsourcing, Inc., a corporation organized under the laws of the State of Nevada (collectively hereinafter referred to as "Crest"), and American Teletronics, Inc., (hereinafter referred to as "Shareholder") upon the following premises:

                                    Premises

     This Agreement provides for the acquisition by Oxford of 100% of the issued and outstanding shares of Crest in exchange for 5,333,333 shares of Oxford common stock and 5,333,333 Warrants with an exercise price of $1.00 ("Warrants"), on the terms and conditions hereinafter provided, all for the purpose of effecting a so-called "tax-free" reorganization pursuant to Sections 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

                                    Agreement

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived hear from, it is hereby agreed as follows:

                                    ARTICLE I

               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CREST

     As an inducement to, and to obtain the reliance of Oxford, Crest represents and warrants as follows:

     Section 1.01 ORGANIZATION. Crest is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it required qualification except where failure to be so qualified would not have a material adverse effect on its business. Included in the Crest Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation, as amended, of Crest as in effect on


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the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Crest's articles of incorporation or bylaws. Crest has taken all actions required by law, ,Articles of Incorporation and By-Laws or otherwise to authorize the execution and delivery of this Agreement. Crest has full power, authority, and legal right and has taken all action required by law, its memorandum and articles of association, and otherwise to consummate the transactions herein contemplated.

     Section 1.02 CAPITALIZATION. The authorized and issued share capital of Crest, is $1,000 divided into 1,000 Ordinary Shares. All issued and outstanding shares of Crest are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

     Section 1.03 SUBSIDIARIES AND PREDECESSOR CORPORATIONS. Crest does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 1.03. For purposes hereinafter, Crest also includes those subsidiaries set forth on Schedule 1.03.

     Section 1.04 FINANCIAL STATEMENTS.

          (a) Included in the Crest Schedules is the audited consolidated balance sheet of Crest and its subsidiaries at December 31, 1996, and the related audited consolidated statements of profit and loss account and consolidated statement of cash flows since inception, together with notes to such statements and the opinion of Killman, Murrell and Company, P.C. with respect thereto.

          (b) All such financial statements have been prepared in accordance with generally accepted accounting principles generally accepted and conforming to United States GAAP. The Crest balance sheet presents a true and fair view as of its date of the financial condition of Crest. Crest did not have, as of the date of such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto, prepared in accordance with accounting principles generally accepted in the United States, and all assets reflected therein are properly reported and present fairly the value of the assets of Crest in accordance with accounting principles generally accepted in the United States. The statements of consolidated profit and loss account and consolidated statement of cash flow reflect fairly the information required to be set forth therein to United States GAAP.

          (c) Crest has filed all income and/or franchise tax returns required to be filed by it from inception to the date hereof. Included in the Crest Schedules


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      are true and  correct  copies of the income tax returns of Crest filed for the prior three years. None of such income tax returns have been examined by the appropriate tax authorities. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (d) Crest does not owe any unpaid taxes (including any deficiencies, interest, or penalties) through February 28, 1997, for which Crest may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, Crest does not owe any accrued and unpaid taxes to the date of this Agreement.

          (e) The books and records, financial and otherwise, of Crest are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

          (f) Crest has good and marketable title to its assets and, except as set forth in the Crest Schedules or the financial statements of Crest or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

     Section 1.05 INFORMATION. The information concerning Crest set forth in this Agreement and in the Crest Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 1.06 OPTIONS OR WARRANTS. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Crest common stock, except options, warrants, calls or commitments, if any, to which Crest is not a party and by which it is not bound.

     Section 1.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement or the Crest Schedules, since January 31, 1997:

          (a) there has not been (I) any material adverse change in the business, operations, properties, assets, or financial condition of Crest; or (ii) any damage, destruction, or loss to Crest (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or financial condition of Crest.


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          (b)  Crest  has  not  (i)  amended  its   Memorandum  or  Articles  of
     Association; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Crest;
     (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or which its officers, directors, or employees;

          (c) Crest has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Crest balance sheet, and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, is the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000);
     (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business or Crest; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

          (d) to the knowledge of Crest, Crest has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or financial condition of Crest.


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     Section 1.08 TITLE AND RELATED MATTERS. Crest has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent Crest balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except
(a) retention of title rights and statutory  liens or claims not yet delinquent;
(b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Crest Schedules. Except as set forth in the Crest Schedules, Crest owns, free and
clear  of  any  liens,  claims,   encumbrances,   royalty  interests,  or  other
restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Crest business. Except as set forth in the Crest Schedules, no third party has any right to, and Crest has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business prospects or Crest or any material portion of its properties, assets, or rights.

     Section 1.09 LITIGATION AND PROCEEDINGS. Except as set forth in the Crest Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Crest after reasonable investigation, threatened by or against Crest or affecting Crest or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Crest does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation or any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.10 CONTRACTS.

          (a) Except as included or described in the Crest Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which Crest is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business;


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          (b) All contracts,  agreements,  franchises,  license agreements,  and other commitments to which Crest is a party or by which its properties are bound and which are material to the operations of Crest taken as a whole are valid and enforceable by Crest in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

          (c) Crest is not a party to or bound by, and the properties of Crest are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Crest; and

          (d) Except as included or described in the Crest Schedules or reflected in the most recent Crest balance sheet, Crest is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on 30 days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, (iii) agreement, contract, or indenture relating to the borrowing or money, (iv) guaranty of any obligation, other than one on which Crest is a primary obliger, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of $1,000 in the aggregate; (v) collective bargaining agreement; (vi) agreement with any present or former officer or director of Crest; or (vii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate.

     Section 1.11 MATERIAL CONTRACT DEFAULTS. Crest is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations properties, assets or condition of Crest and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Crest has not taken adequate steps to prevent such a default from occurring.

     Section  1.12 NO CONFLICT  WITH OTHER  INSTRUMENTS.  The  execution of this
Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Crest is a party or to which any of its properties or operations are subject.


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     Section 1.13 GOVERNMENTAL AUTHORIZATIONS.  Except as set forth in the Crest
Schedules, Crest has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Crest of this Agreement and the consummation by the Shareholder of the transaction contemplated hereby.

     Section 1.14 COMPLIANCE WITH LAWS AND REGULATIONS. Except as set forth in the Crest Schedules, to the knowledge of Crest, Crest has complied with all applicable statues and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Crest or except to the extent that noncompliance would not result in the occurrence of any material liability for Crest.

     Section 1.15 APPROVAL OF AGREEMENT. The board of directors of Crest has authorized the execution and delivery of this Agreement by Crest and has approved the agreement and the transactions contemplated hereby.

     Section 1.16 MATERIAL TRANSACTIONS OR AFFILIATIONSet forth in the Crest Schedules is a description of every material contract, agreement, or arrangement between Crest and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Crest to own beneficially, 10% or more of the issued and outstanding common stock of Crest and which is to be performed in whole or in part after the date hereof of which was entered into not more than three years prior to the date hereof. Except as disclosed in the Crest Schedules or otherwise disclosed herein, no officer, director, or 10% shareholder of Crest has, or has had since inception of Crest, any known interest, direct or indirect, in any material transaction with Crest which was material to the business of Crest. There are no commitments by Crest, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other material transaction with, any such affiliated person.

     Section 1.17 LABOR RELATIONS. Crest has not had work stoppage resulting from labor problems. To the knowledge of Crest, no union or other collective bargaining organization is organizing or attempting to organize any employee of Crest.

     Section 1.18 CREST SCHEDULES. Crest, prior to closing, will deliver to Oxford the following schedules, which are collectively referred to as the "Crest Schedules" and which consist of separate schedules dated as of the date of


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

execution of this Agreement and instruments and dated as of such date, all certified by the chief executive officer of Crest as complete, true, and correct as of the date of this agreement in all material respects:

          (a) a schedule containing complete and correct copies of Articles of Incorporation and By-Laws , as amended, of Crest in effect as of the date of this Agreement;

          (b) a schedule containing the financial statements of Crest identified in paragraph 1.04(a);

          (c) a schedule containing a list indicating the name and address of each shareholder of Crest together with the number of shares owned by him, her or it;

          (d) a schedule containing a description of all real property owned or leased by Crest, together with a description of every mortgage, deed of trust, pledge, lien agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;

          (e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefor) pursuant to which Crest carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Crest);

          (f) a schedule listing the accounts receivable and notes and other obligations receivable of Crest as of January 31, 1997, or thereafter other than in the ordinary course of business of Crest, indicating the debtor and amount, and classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other judgments which are in the aggregate material and due to or claimed by such creditor;

          (g) a schedule listing the accounts payable and notes and other obligations payable of Crest as of January 31, 1997, or that arose thereafter other than in the ordinary course of the business of Crest, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, set offs, reimbursements, discounts, or other adjustments, which in the aggregate are material and due or payable to Crest respecting such obligations;

          (h) a schedule  setting  forth a description  of any material  adverse

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


     change in the business, operations, property, inventory, assets, or conditions of Crest since January 31, 1997, required to be provided pursuant to section 1.07 hereof; and

          (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Crest Schedules by sections 1.01 through 1.18.

     Crest shall cause the Crest Schedules and the instruments and data delivered to Oxford hereunder to be updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Crest. Crest shall have a period of twenty (20) days after the date hereof to provide such schedules. If Crest cannot or fails to do so, or if Oxford reasonably finds the schedules unacceptable, Oxford may terminate this agreement by giving written notice to Crest within three (3) days after the schedules were due to be produced or were provided.

                                   ARTICLE II

                   REPRESENTATIONS, COVENANTS, AND WARRANTIES
                               OF THE SHAREHOLDER

     As an inducement to, and to obtain the reliance of Oxford, the Shareholder represents and warrants as follows:

     Section 2.01 OWNERSHIP OF CREST SHARES. The Shareholder hereby represents and warrants with respect to himself that he is the legal and beneficial owner of the number of Crest shares set forth opposite his name at the foot of this agreement, except that in respect of shares set forth opposite names of persons other than the Shareholder such named persons are nominees for trusts of which the Shareholder or his families are beneficiaries and all of such shares are free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and that it has full right, power, and authority to transfer, assign, convey, and deliver its Crest shares subject to necessary waivers or transfer pre-emptive rights; and delivery of such shares at the closing will convey to Oxford good and marketable title to such shares and clear of any claims, charges, equities, liens, security interests and incumbrance whatsoever.


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
                                   ARTICLE III

              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF OXFORD

     As an inducement to, and to obtain the reliance of Crest and the Shareholder, Oxford represents and warrants as follows:

     Section 3.01 ORGANIZATION. Oxford is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Oxford Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Oxford as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Oxford's articles of incorporation or bylaws. Oxford has taken all action required by law its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Oxford has full power, authority, and legal right and has taken all action required by law, it articles of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

     Section 3.02 CAPITALIZATION. Oxford's authorized capitalization consists of 50,000,000 shares of common stock, par value $.001, and 1,000,000 shares of Preferred Stock ,of which 34,068,284 common shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person or any applicable securities or Stock Exchange laws or regulations. Oxford is duly listed on the NASDAQ Bulletin Board and its shares are so listed. Oxford is in compliance with all applicable laws and regulations and has paid all Stock Exchange fees which are due.

     Section 3.03 SUBSIDIARIES AND PREDECESSOR CORPORATION. Oxford does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation, except as noted in the schedules attached hereto.


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
     Section 3.04  FINANCIAL STATEMENTS.

          (a) Included in the Oxford Schedule are the audited balance sheets of Oxford as of December 31, 1994 and 1995, and June 30, 1996, and the related audited statements of operations, stockholders' equity and changes in financial position for the two fiscal years ended December 31, 1994 and 1995, and June 30, 1996, together with the notes to such statements and the opinion of Thomas Leger & Co. L.L.P., independent certified public accountants, with respect thereto.

          (b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Oxford balance sheets present fairly as of their respective dates the financial condition of Oxford. Oxford did not have as of the date of any such Oxford balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent)which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Oxford, in accordance with generally accepted accounting principles. The statements of operations, stockholders's equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles.

          (c) Oxford has no liabilities with respect to the payment of any federal, state, county local or other taxes, all Stock Exchange fees (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

          (d) Oxford has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Included in the Oxford schedules are true and correct copies of the federal, state and local income tax returns of Oxford filed since the date of inception. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax return reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

          (e) The books and records, financial and otherwise, of Oxford are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

          (f) Oxford has good and marketable title to its assets, free from any encumbrances and , except as set forth in the Oxford Schedules or the Financial Statements of Oxford or the notes thereto and , has no material contingent liabilities direct or indirect, matured or unmatured.


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
     Section 3.05 INFORMATION. The information concerning Oxford set for in this Agreement and the Oxford Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 3.06 OPINSIONS OR WARRANTS. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Oxford, except options, warrants, calls or commitments, if say, to which Oxford is not a party and by which it is not bound.

     Section 3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as described herein or in the Oxford Schedules, since the date of the most recent Oxford balance sheet:

          (a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Oxford or (ii) any damage, destruction or loss to Oxford (whether or not covered by insurance) materially and adversely affecting the business, operation, properties, assets or condition of Oxford;

          (b) Oxford has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Oxford;
     (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual of arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceed $1,000; or (viii) made any such increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;


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
          (c) Oxford has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Oxford balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, concerning the business of Oxford; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds, or other corporate securities including debentures (whether unauthorized and unissued or held as treasury stock), except in connection with this Agreement.

          (d) to the best knowledge of Oxford, it has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Oxford.

     Section 3.08 TITLE AND RELATED MATTERS. Oxford has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Oxford balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except
(a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Oxford Schedules.

     Section 3.09 LITIGATION AND PROCEEDINGS. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Oxford after reasonable investigation, threatened by or against Oxford or affecting Oxford or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any


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
kind. Oxford does not have any knowledge of any default on its part with respect to any judgement, order, writs, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

     Section 3.10 CONTRACTS. Oxford is not a party to any material contract, franchise license agreement, agreement, or other commitments whether such agreement is in writing or oral except for this Agreement except as noted on the attached schedule.

     Section 3.11 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Oxford is a party or to which it or any of its assets or operations are subject.

     Section 3.12 GOVERNMENTAL AUTHORITIES. Oxford has all licenses, franchises, permits, and other governmental and authorizations, that are legally required to enable it to conduct its business operation in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Oxford of this Agreement and the consummation by Oxford of the transactions contemplated hereby

     Section 3.13 COMPLIANCE WITH LAWS AND REGULATIONS. To the best of its knowledge, Oxford has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or conditions of Oxford or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities

     Section 3.14 INSURANCE. Oxford owns no insurable properties and carries no casualty or liability insurance, except as noted in the Oxford statements.

     Section 3.15 APPROVAL OF AGREEMENT. The board of directors of Oxford has authorized the execution and delivery of this Agreement by Oxford and has approved this Agreement and the transactions contemplated hereby and approved the submission of the agreement and the transactions contemplated hereby to the Shareholders of Oxford for their approval with the recommendation that it be accepted.


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
     Section 3.16 CONTINUITY OF BUSINESS ENTERPRISES. Oxford has no commitment or present intention to liquidate Crest or sell or otherwise dispose of a material portion of Crest's business or assets following the consummation of the transactions contemplated hereby.

     Section 3.17 MATERIAL TRANSACTIONS OF AFFILIATIONS. Except as disclosed herein and in the Oxford Schedules, there exists no material contract, agreement or arrangement between Oxford and any predecessor and any person who was at the time of such contract. agreement or arrangement an officer, director, or person owning of record or know by Oxford to own beneficially, 10% or more of the issued and outstanding common stock of Oxford and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% Shareholders of Oxford has, or has had during the last preceding full fiscal year, any known interest in any such material transaction with Oxford which was material to the business of Oxford. Oxford has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any material transaction with any such affiliated person.

     Section 3.18 EMPLOYMENT MATTERS. Oxford has no employees other than its executive officers.

     Section 3.19 OXFORD SCHEDULES. Prior to closing Oxford will deliver to Crest the following schedules, which are collectively referred to as the "Oxford Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Oxford to be complete, true, and accurate:

          (a) a schedule containing complete and accurate copies of the articles of incorporation and bylaws of Oxford as in effect as of the date of this Agreement;


          (b) a schedule containing a copy of the Oxford quarterly report on Form 10- QSB for the six months ended December 31, 1996, including the unaudited financial statements identified in paragraph 3.04(a);

          (c) a schedule containing a copy of the Oxford Form 10-KSB for the year ended December 31, 1995, which complies in all material respects with the applicable requirements of the Securities Act of 1934, as amended;


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
       (d) a schedule containing a copy of all other reports, statements and registration statements filed or required to be filed with the SEC;

          (e) a schedule containing a copy of the federal income tax returns of Oxford identified in paragraph 3.04(a);

          (f) a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of Oxford since December 31, 1996, required to be provided pursuant to Section
     3.07 hereof;

          (g) a list of all Shareholders of Oxford setting forth the address and number of shares held beneficially and of record; and

          (h) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed to the Stock Exchange in the Oxford Schedules by Sections 3.01 through 3.18.

     Oxford shall cause the Oxford Schedules and the instruments and data delivered to Shareholders hereunder to be updated after the date hereof up to and including the Closing Date.

     It is understood and agreed that not all of the schedules referred to above have been completed or are available to be furnished by Oxford. Oxford shall have a period of twenty (20) days after the date hereof to provide such schedules. If Oxford cannot or fails to do so, or if Crest reasonably finds the schedules unacceptable, Crest may terminate this agreement by giving written notice to Oxford within three (3) days after the schedules were due to be produced or were provided.

                                   ARTICLE IV

                                PLAN OF EXCHANGE

     Section 4.01 THE EXCHANGE. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 4.04), the Shareholder hereby agrees to assign, transfer, and deliver to Oxford, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Crest set after his signature at the foot of this Agreement, in the aggregate constituting at least 100% of the issued and outstanding shares of common stock of Crest and Oxford agrees to acquire such shares on such date by issuing and delivering in exchange therefore 5,333,333 units, consisting of 5,333,333 newly issued common shares of Oxford, par value $0.001 and 5,333,333 warrants, (together the "Exchanged Units") with an exercise price of $1.00, exercisable


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
for one share of new issued common-stock of Oxford, par value $0.001 at any time until the third anniversary of the closing of this agreement. In addition Oxford shall issue 500,000 new $5 redeemable convertible voting preferred shares, ("the Preferred Shares") to the shareholder. The preferred shares are callable by Oxford in increments of 100,000 shares on the following schedule; six (6) months from the closing date, unless extended by Oxford and if such extension is requested the first redemption of 100,000 shares shall be twelve (12) months from the closing date; 100,000 shares six months from the redemption of the first redemption; and another 100,000 shares on the six months after the second redemption date. The remaining 200,000 Preferred Shares will be called on the date twenty four (24) months after the date of the first redemption. This last redemption shall be adjusted, for credit to Oxford by the total of any payments made by Oxford, to CNA, in excess of $898,480.

     The Preferred Shares may be converted to common shares by the holder on the basis of five newly issued common shares, par value $0.001, for each preferred share at any time after the issuance. Oxford my accelerate the call of the Preferred Shares at the option of Oxford. In the event that Oxford does not call the Preferred Shares according to the aforementioned schedule the holder of the Preferred Shares shall have the right to put those Preferred Shares that were to be called, to Robert Cheney, who shall have thirty days from the date of notification by the holder of the Preferred Shares to complete the execution of the put. In the event that Robert Cheney does not exercise the put of the Preferred Shares, the holder of the Preferred Shares may require the controlling shareholder(s) to request the resignation of a majority of the members of the Board of Directors of Oxford and replace these directors with the holders of the Preferred Shares slate of directors, who may then approve the distribution of Crest and Rx Staffing Corp., a wholly owned subsidiary of Oxford, to a new company controlled by the holder of the Preferred Shares. After this transfer the new slate of directors shall then resign and be replaced by new directors approved by the controlling shareholder(s).

     All newly issued shares of Oxford common stock issued under any of the conditions of this Agreement will be acquired for investment only, and not with the view of distribution, and the holder of the shares will be required to furnish Oxford with a Letter of Investment satisfactory to counsel. Oxford shall allow piggy back rights on all newly issued stock and warrants subject to the approval of the underwriter. However, any warrants exercised will carry ninety day registration rights of those underlying shares provided that the exercise of the warrants has taken place at least eighteen months from the date of issuance of the units. In the event that Oxford places an underwriting of its stock and should that underwriting be oversubscribed the warrants and stock issued for the sale of the assets shall be placed into that offering, subject to approval by the underwriter. Robert Cheney shall have a call on the warrants described above at a price of $2.00 at anytime after closing up to and including the first


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
anniversary date of the closing of this Agreement. In the event the warrants are exercised by the holder(s) within the first year after the closing, then the call price by Robert Cheney shall be $3.00 and expire on the first anniversary date of the closing. Should Robert Cheney not exercise his call during the period from the closing date up to and including the first year anniversary date then his rights to a call on the Warrants and shares issued thereunder shall expire.

     Section 4.02 ANTI-DILUTION. The number of shares of Exchanged Oxford Stock shall be appropriately adjusted to take into account for any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Oxford common stock which may occur between the date of the execution of this Agreement and the delivery date of the shares. The share capital of Oxford shall be adjusted in accordance with the desires of the Oxford underwriter or investor(s) who shall provide Oxford with new equity in excess of $5,000,000.00. Such share adjustment shall come solely from the shares held by Jerry Stovall. In no event shall the Shareholder receive less than ________% of the issued and outstanding shares of Oxford taking into consideration the requirement for share issuance to the contemplated merger candidates, Webster Leasing, Inc. and PRC Enterprises, Inc.

     Section  4.03  CLOSING.   The  closing   ("Closing")  of  the  transactions
contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date"), within the ten-day period commencing with the last to occur of the following: the Oxford Shareholders' meeting and such date as may be prescribed by any federal or state regulatory agency or authority prior to which the transactions contemplated hereby may not be effectuated and the expiry of the 20 day periods in clause 1.18 and 3.19 to provide schedules. Such Closing shall take place at a mutually agreeable time and place.

     Section 4.04 CLOSING EVENTS. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, ruling or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

     Section 4.05 TERMINATION.

          (a) This Agreement may be terminated by the board of directors of either Oxford or Crest at any time prior to the Closing Date if:

               (i) there shall be any actual or threatened  action or proceeding


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
          before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by their Agreement and which, in the judgement of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement;

               (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgement of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

               (iii) there shall have been any change after the date of the latest balance sheets of Oxford and Crest, respectively, in the assets, properties, business, or financial condition of Oxford or Crest, which could have a materially adverse affect on the value of the business of Oxford or Crest, respectively, except any changes disclosed in the Oxford or Crest Schedules, as the case may be, dated as of the date of the execution of this Agreement.

               (iv) the Board of Directors of Oxford or Crest or the Shareholder determine in good faith that a condition to closing has not occurred.

     In the event of termination pursuant to this paragraph (a) of Section 4.06, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

          (b) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Oxford, if Crest shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Crest contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of Section 4.06, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Crest shall bear its own costs as well as the reasonable costs of Oxford in connection with the negotiations, preparation, and execution of this Agreement and matters in connection therewith.

          (c) This  Agreement may be terminated at any time prior to the Closing


COI February 14, 1997
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
     Date by action of the board of directors of Crest or by the Shareholder if Oxford shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Oxford contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of Section 4.06, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except that Oxford shall bear its own costs as well as the reasonable costs of Crest and the Shareholder incurred in connection with the negotiation, preparation and execution of this Agreement.

                                    ARTICLE V

                                SPECIAL COVENANTS

     Section 5.01 STOCKHOLDER MEETINGS OF OXFORD. As soon as practicable following the execution of this Agreement, and prior to the Closing, Oxford shall call a special meeting of its Shareholders to approve the following proposals:

          (a)  the   authorization  and  approval  of  this  Agreement  and  the transactions contemplated thereby;

          (b) to take such other actions as the directors may determine are appropriate.

     Section 5.02 ACCESS TO PROPERTIES AND RECORDS. Oxford and Crest will each afford to the officers and authorized representatives of the other and the Shareholder full access to the properties, books and records of Oxford or Crest as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Oxford or Crest, as the case may be, as the other shall from time to time reasonably request.


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
     Section 5.03 DELIVERY OF BOOKS AND RECORDS. At the Closing, Crest shall deliver to Oxford the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Oxford now in the possession of Oxford or its representatives.

     Section 5.04 SPECIAL COVENANTS AND REPRESENTATIONS REGARDING THE EXCHANGED OXFORD STOCK. The consummation of this Agreement and the transactions herein contemplated, including the issuance of the Exchanged Stock to the Shareholder of Crest as contemplated hereby, constitutes the offer and sale of securities under the Securities and Exchange Act and applicable state statutes. Such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Shareholder acquires such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Crest shall cause to be delivered, and the Shareholder shall deliver to Oxford, letters of representation in the form attached hereto as Exhibit "A".

     Section 5.05 THIRD PARTY CONSENTS AND CERTIFICATES. Oxford and Crest agree to cooperate with each other in order to obtain any required third party consents to their Agreement and the transactions herein and therein contemplated.

     Section 5.06 ACTIONS PRIOR TO CLOSING.

          (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Oxford or Crest Schedules or as permitted or contemplated by this Agreement, Oxford and Crest respectively, will each:

               (i) carry on its business in substantially the same manner as it has heretofore;

               (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

               (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

               (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

               (v) use its best reasonable  efforts to maintain and preserve its


COI February 14, 1997
          business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

               (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

          (b) From and after the date of their Agreement until the Closing Date, neither Oxford nor Crest will:

               (i) make any changes in their articles of incorporation or bylaws.

               (ii) take any action described in Section 1.07 in the case of Crest, or in Section 3.07, in the case of Oxford (all except as permitted therein or as disclosed in the applicable party's schedules); or

               (iii) enter into or amend any contract, agreement, or other instruments of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services.

     Section 5.07 SALES UNDER RULE 144 OR 145, IF APPLICABLE.

          (a) Oxford will use its best reasonable efforts to at all times comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and NASD, including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

          (b) Upon being informed in writing by any such person holding restricted stock of Oxford as of the date of their Agreement that such person intends to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Oxford will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

          (c) If any certificate representing any such restricted stock is presented to Oxford's transfer agent for registration of transfer in


COI February 14, 1997
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
     connection with any sale theretofore made under Rule 144 or 145, provide such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Oxford and its counsel that stock transfer has complied with the requirements of Rule 144 or 145, as the case may be, Oxford will promptly instruct its transfer agent to register such shares and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend. The provisions of their Section 5.07 shall survive the Closing and the consummation of the transactions contemplated by their Agreement.

     Section 5.08 INDEMNIFICATION.

          (a) Crest and the Shareholder hereby agree to indemnify Oxford and each of the officers, agents and directors of Oxford as of the date of execution of their Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Articles I and II of their Agreement. The indemnification provided for in their paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

          (b) Oxford hereby agrees to indemnify Crest and the Shareholder and each of the officers, agents, and directors of Crest as of the date of execution of their Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III of their
     Agreement. The indemnification provided for in their paragraph shall survive the Closing and consummation of the interactions contemplated hereby and termination of this Agreement.

                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF OXFORD

     The obligations of Oxford under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:


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
     Section 6.01 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Crest and the Shareholder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), Crest and the Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Crest and the Shareholder prior to or at the Closing. Oxford shall be furnished with a certificate, signed by a duly authorized executive officer of Crest and dated the Closing Date, to the foregoing effect.

     Section 6.02 OFFICER'S CERTIFICATE. Oxford shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Crest to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the knowledge of Crest threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by their Agreement, or, to the extent not disclosed in the Crest Schedules, by or against Crest, which might result in any material adverse change in any of the assets, properties, business, or operations of Crest.

     Section 6.03 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Crest nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Crest.

     Section 6.04 GOOD STANDING. Oxford shall have received a certificate of good standing from the proper authority dated as of a date within ten days prior to the Closing Date certifying that Crest is in good standing as a corporation in Canada.

     Section 6.05 OFFICER AND DIRECTOR QUESTIONNAIRES. Oxford shall have received officer and director questionnaires completed and signed by each executive officer and director of Crest in form and substance reasonably satisfactory to Oxford and its counsel which shall contain information for use by Oxford in reporting the transaction contemplated hereby on Form 8-K to be filed with the Securities and Exchange Commission.

     Section 6.06 OTHER ITEMS.

          (a) Oxford shall have received a Shareholders list of Crest containing


COI February 14, 1997
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
     the name, address, and number of shares held by each Crest Shareholder as of the date of Closing certified by an executive officer of Crest as being true, complete and accurate,

          (b) Oxford shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Oxford may reasonably request.

                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF CREST
                               AND THE SHAREHOLDER

     The obligations of Crest and the Shareholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 7.01 ACCURACY OF REPRESENTATIONS. The representations and warranties made by Oxford in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Oxford shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Oxford prior to or at the Closing, Crest shall have been furnished with a certificate, signed by a duly authorized executive officer of Oxford and dated the Closing Date, to the foregoing effect.

     Section 7.02 STOCKHOLDER APPROVAL. The stockholders of Oxford shall have approved this Agreement, the transactions contemplated hereby, and the other matters described in Section 4.01.

     Section 7.03 OFFICER'S CERTIFICATE. Crest shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of Oxford, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of Oxford threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

     Section 7.04 NO MATERIAL ADVERSE CHANGE. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Oxford nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Oxford.


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
     Section 7.05 GOOD STANDING. Crest shall have received a certificate of good standing from the Secretary of State of the state of Nevada or other appropriate office, dated as of a date within twenty days prior to the Closing Date certifying that Oxford is in good standing as a corporation in the state of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

     Section 7.06 NO ACTION BY SEC Oxford shall not be subject to any stop order, enforcement action or other proceeding or investigation initiated against Oxford, its officers or directors by the SEC or NASD.

     Section 7.07 OTHER ITEMS.

          (a) Crest shall have received a Shareholders list of Oxford, current at least twenty (20) days prior to Closing, containing the name, address and number of shares held by each such Oxford Shareholders certified by an executive officer of Oxford as being true, complete and accurate,

          (b) Crest shall have received further documents, certificates, or instruments relating to the transactions contemplated hereby as Crest may reasonably request.

          (c) Crest shall have received uniform commercial code certificates from the appropriate state of local authorities dated as of the Closing Date to the effect that there were no liens on the properties of Oxford

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.01 BROKERS. Oxford and Crest agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of their Agreement. Oxford and Crest each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising form the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 8.02 GOVERNING LAW. Their Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of Nevada.


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
   Section 8.03 NOTICES. Any notice or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

      If to Oxford, to:       Oxford Capital Corp.
                              4615 Southwest Freeway, Suite 420
                              Houston, Texas   77024

      With copies to:         Vanderkam & Sanders
                              440 Louisiana Street
                              Suite 475
                              Houston, Texas 77002

      If to Crest:            Crest Outsourcing, Inc.
                              Dal McKinney
                              15400 Knoll Trail
                              Dallas, TX 75248


      If to Shareholder:      American Teletronics, Inc.
                              Dal McKinney
                              15400 Knoll Trail
                              Suite 200
                              Dallas, TX 75248

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

     Section 8.04 ATTORNEY'S FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgement rendered therein.

     Section 8.05 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any


COI February 14, 1997
subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, as such other party, and shall not use such disclosure data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such disclosure data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

     Section 8.06 SCHEDULES; KNOWLEDGE. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 8.07 THIRD PARTY BENEFICIARIES. This Agreement is strictly between Oxford and Crest, and the Shareholder and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 8.08 ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties relating to the subject matter thereof.

     Section 8.09 SURVIVAL; TERMINATION. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of three months.

     Section 8.10 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Solely for the purpose of this facsimile signatures shall be deemed original signatures.

     Section 8.11 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same of any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may


COI February 14, 1997
by amended by any writing signed by all parties hereto, with respect to any of the terms contained herein, and say term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision in intended.

     IN WITNESS WHEREOF, the corporate parties and the Shareholder hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.


ATTEST:                              OXFORD CAPITAL CORP.


/s/ Amanda Donnell                   BY:  /s/ Robert E. Cheney
--------------------------------     -------------------------------------------
Secretary or Assistant Secretary     Robert E. Cheney, President



ATTEST:                              CREST  OUTSOURCING, INC.


/s/ Dal McKinney                     BY: /s/ Harry Myers
--------------------------------     -------------------------------------------
Secretary or Assistant Secretary     Harry Myers



ATTEST:                              AMERICAN TELETRONICS, INC.


/s/ D. D. Luckie                     BY: /s/ Harry Myers
--------------------------------     -------------------------------------------
D. D. Luckie                         Harry Myers


COI February 14, 1997

                                    EXHIBIT A


      NAME                       SHARES OF CREST           SHARES OF OXFORD
---------------------            ---------------           ----------------

American Teletronics              Common 1,000             Common 5,333,333
                                                           Preferred 500,000


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